Exhibit (l)(ii)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 46 and No. 99 to the Registration Statement on Form N-4 (No. 033-39702 and No. 811-06293) (the “Registration Statement”) of our report dated March 31, 2021 relating to the financial statements of Commonwealth Annuity and Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 14, 2023